 Exhibit 10.41

LOAN AGREEMENT

BY AND BETWEEN

THE STATE OF NEW JERSEY,

ACTING BY AND THROUGH THE NEW JERSEY

DEPARTMENT OF ENVIRONMENTAL PROTECTION,

AND

MIDDLESEX WATER COMPANY

(PROJECT NOS. 1225001-025/028)

DATED AS OF MAY 1, 2022

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NEW JERSEY WATER BANK FUND LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into as of May 1, 2022 by and between THE STATE OF NEW JERSEY, acting by and through the New Jersey Department of Environmental Protection, and the Borrower (capitalized terms used in this Loan Agreement shall have, unless the context otherwise requires, the meanings ascribed thereto in Section 1.01 hereof);

WITNESSETH THAT:

WHEREAS, the Borrower has, in accordance with the Regulations, made timely application to the State for a Loan to finance a portion of the Costs of the Project;

WHEREAS, the State has approved the Borrower’s application for a Loan from Federal Funds, if and when received by and available to the State, and moneys from repayments of loans previously made from such Federal Funds, in the amount of the loan commitment set forth in Exhibit A-2 attached hereto and made a part hereof to finance a portion of the Costs of the Project;

WHEREAS, the New Jersey State Legislature has approved an appropriations act that authorizes an expenditure of said proceeds, Federal Funds or related moneys to finance a portion of the Costs of the Project;

WHEREAS, the Borrower, in accordance with the Business Corporation Law and all other applicable law, will issue a Borrower Bond to the State evidencing and securing said Loan at the Loan Closing;

WHEREAS, in accordance with the New Jersey Infrastructure Trust Act, P.L. 1985, c. 334, as amended, and the Regulations, the Borrower has been awarded an I-Bank Loan for a portion of the Costs of the Project plus, if applicable to the Borrower, capitalized interest on the I-Bank Loan and certain costs of issuance.

NOW, THEREFORE, for and in consideration of the award of the Loan by the State, the Borrower agrees to complete the Project and to perform under this Loan Agreement in accordance with the conditions, covenants and procedures set forth herein and attached hereto as part hereof, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.        Definitions.

(a)        The following terms as used in this Loan Agreement shall, unless the context clearly requires otherwise, have the following meanings:

“Administrative Fee” means an annual fee of up to one percent (1.0%) of the initial principal amount of the Loan or such lesser amount, if any, as may be authorized by any act of the New Jersey State Legislature and as the State may approve from time to time.

“Authorized Officer” means (i) in the case of the I-Bank, the Chairman, Vice-Chairman or Executive Director of the I-Bank, or any other person or persons designated by the I-Bank by resolution to act on behalf of the I-Bank pursuant to this Loan Agreement, and (ii) in the case of the Borrower, any person or persons authorized pursuant to a resolution of the board of directors of the Borrower to perform any act or execute any document relating to the Loan, the Borrower Bond or this Loan Agreement.

“Bond Act” means, as applicable, (i) the Water Supply Bond Act of 1981, P.L. 1981, c. 261, as the same may from time to time be amended and supplemented, (ii) the Wastewater Treatment Bond Act of 1985, P.L. 1985, c. 329, as the same may from time to time be amended and supplemented, (iii) the Stormwater Management and Combined Sewer Overflow Abatement Bond Act of 1989, P.L. 1989, c. 181, as the same may from time to time be amended and supplemented, (iv) the Green Acres, Clean Water, Farmland and Historic Preservation Bond Act of 1992, P.L. 1992, c. 88, as the same may from time to time be amended and supplemented, and (v) the Dam, Lake, Stream, Flood Control, Water Resources, and Wastewater Treatment Project Bond Act of 2003, P.L. 2003, c.162, as the same may from time to time be amended and supplemented.

“Bond Counsel” means a law firm appointed or approved by the State, as the case may be, having a reputation in the field of municipal law whose opinions are generally acceptable by purchasers of municipal bonds.

“Borrower Bond” means the general obligation bond, note, debenture or other evidence of indebtedness authorized, executed, attested and delivered by the Borrower to the State and authenticated on behalf of the Borrower to evidence and secure the Borrower’s obligations to pay the Loan Repayments and all other amounts due and owing by the Borrower under this Loan Agreement, a specimen of which is attached hereto as Exhibit D and made a part hereof.

“Borrowers” means any other Local Government Unit or Private Entity (as such terms are defined in the Regulations) authorized to construct, operate and maintain Environmental Infrastructure Facilities that have entered into Loan Agreements with the State pursuant to which the State will make Loans to such recipients from Federal Funds.

"Business Corporation Law" means the "New Jersey Business Corporation Act", constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

“Code” means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

“Construction Financing Program Loan” means any loan that may have been made on the date of the Loan Closing by the I-Bank to the Borrower pursuant to the Construction Financing Program of the I-Bank for the purpose of financing a portion of the Costs of the Project, and, if made and outstanding, shall be identified and described in Exhibit F hereto.

“Costs” means those costs that are eligible, reasonable, necessary, allocable to the Project and permitted by generally accepted accounting principles, including Allowances and Building Costs (as defined in the Regulations), as shall be determined on a project-specific basis in accordance with the Regulations as set forth in Exhibit B hereto, as the same may be amended by subsequent eligible costs as evidenced by a certificate of an authorized officer of the State.

“Department” means the New Jersey Department of Environmental Protection.

“Environmental Infrastructure Facilities” means Water Supply Facilities (as such term is defined in the Regulations).

“Environmental Infrastructure System” means the Environmental Infrastructure Facilities of the Borrower, including the Project, described in Exhibit A-1 attached hereto and made a part hereof, a portion of the Costs of which is being financed or refinanced by the State through the making of the Loan pursuant to the terms and provisions of this Loan Agreement. for which the Borrower is borrowing the Loan under this Loan Agreement.

“Event of Default” means any occurrence or event specified in Section 5.01 hereof.

“Federal Funds” means those funds awarded to the State pursuant to the Clean Water Act (33 U.S.C. §1251 et seq.) or the Safe Drinking Water Act (42 U.S.C. §300f et seq.), as the same may from time to time be amended and supplemented.

“I-Bank” means the New Jersey Infrastructure Bank, a public body corporate and politic with corporate succession duly created and validly existing under and by virtue of P.L. 1985, c. 334, as amended (N.J.S.A. 58:11B-1 et seq.).

“I-Bank Loan” means the loan made to the Borrower by the I-Bank pursuant to the I-Bank Loan Agreement.

“I-Bank Loan Agreement” means the loan agreement by and between the Borrower and the I-Bank dated as of May 1, 2022 to finance or refinance a portion of the Costs of the Project.

“Loan” means the loan made by the State to the Borrower to finance or refinance a portion of the Costs of the Project pursuant to this Loan Agreement. For all purposes of this

Loan Agreement, the principal amount of the Loan at any time shall be the amount of the loan commitment set forth in Exhibit A-2 attached hereto and made a part hereof (such amount being also specified as the initial aggregate principal amount of the Borrower Bond) less any amount of such principal amount that has been repaid by the Borrower under this Loan Agreement and less any adjustment made for low bid or final building costs pursuant to the provisions of N.J.A.C. 7:22-3.26 and the appropriations act of the New Jersey State Legislature authorizing the expenditure of moneys to finance a portion of the Costs of the Project.

“Loan Agreement” means this Loan Agreement, including Schedule A and the Exhibits attached hereto, as it may be supplemented, modified or amended from time to time in accordance with the terms hereof.

“Loan Agreements” means any other loan agreements entered into by and between the State and one or more of the Borrowers pursuant to which the State will make Loans to such Borrowers from Federal Funds.

“Loan Closing” means the date upon which the Borrower shall deliver its Borrower Bond, as previously authorized, executed, attested and, if applicable, authenticated, to the State.

“Loan Repayments” means the sum of (i) the repayments of the principal amount of the Loan payable by the Borrower pursuant to Section 3.03(a) of this Loan Agreement and (ii) any late charges incurred hereunder, but shall not include the Administrative Fee.

“Loan Term” means the term of this Loan Agreement provided in Sections 3.01 and 3.03 hereof and in Exhibit A-2 attached hereto and made a part hereof.

“Loans” means the loans made by the State to the Borrowers under the Loan Agreements from moneys from Federal Funds.

“Master Program Trust Agreement” means that certain Master Program Trust Agreement, dated as of November 1, 1995, by and among the I-Bank, the State, United States Trust Company of New York, as Master Program Trustee thereunder, The Bank of New York (NJ), in several capacities thereunder, and First Fidelity Bank, N.A. (predecessor to Wachovia Bank, National Association), in several capacities thereunder, as supplemented by that certain Agreement of Resignation of Outgoing Master Program Trustee, Appointment of Successor Master Program Trustee and Acceptance Agreement, dated as of November 1, 2001, by and among United States Trust Company of New York, as Outgoing Master Program Trustee, State Street Bank and Trust Company, N.A. (predecessor to U.S. Bank Trust National Association), as Successor Master Program Trustee, and the I-Bank, as the same may be amended and supplemented from time to time in accordance with its terms.

“Prime Rate” means the prevailing commercial interest rate announced by the Trustee from time to time in the State as its prime lending rate.

“Project” means the Environmental Infrastructure Facilities of the Borrower described in Exhibit A-1 attached hereto and made a part hereof, which constitutes a project for which the State is permitted to make a loan to the Borrower pursuant to the Regulations, a portion of the Costs of which is being financed or refinanced by the State through the making of the Loan pursuant to the terms and provisions of this Loan Agreement and which may be identified under either the Drinking Water or Clean Water Project Lists with the Project Number specified in Exhibit A-1 attached hereto.

“Regulations” means the rules and regulations, as applicable, now or hereafter promulgated under N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-6 et seq., 7:22-7 et seq., 7:22-8 et seq., 7:22-9 et seq. and 7:22-10 et seq., as the same may from time to time be amended and supplemented.

“State” means the State of New Jersey, acting, unless otherwise specifically indicated, by and through the Department, and its successors and assigns.

“State Fund” means, as applicable, the Clean Water State Revolving Fund, the Wastewater Treatment Fund, the 1992 Wastewater Treatment Fund, the Stormwater Management and Combined Sewer Overflow Abatement Fund, the 1992 Dam Restoration and Clean Water Trust Fund, the 2003 Dam, Lake and Stream Project Revolving Loan Fund, the 2003 Water Resources and Wastewater Treatment Fund or the Water Supply Fund as defined in and as established pursuant to the applicable Bond Act.

“Trustee” means, initially, Zions Bancorporation, National Association d/b/a Zions Bank, the Trustee appointed by the I-Bank and its successors as Trustee under the Bond Indenture (as defined in the I-Bank Loan Agreement), as provided in Article X of the Bond Indenture.

“Unexpended Project Funds” shall have the meaning ascribed thereto in Section 3.03A hereof.

(b)        In addition to the capitalized terms defined in subsection (a) of this Section 1.01, certain additional capitalized terms used in this Loan Agreement shall, unless the context clearly requires otherwise, have the meanings ascribed to such additional capitalized terms in Schedule A attached hereto and made a part hereof.

(c)        Except as otherwise defined herein or where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, corporations, agencies and districts. Words importing one gender shall include all genders.

ARTICLE II

REPRESENTATIONS AND COVENANTS OF BORROWER

SECTION 2.01.        Representations of Borrower. The Borrower represents for the benefit of the State as follows:

(a)             Organization and Authority.

(i)          The Borrower is a corporation duly created and validly existing pursuant to the Constitution and statutes of the State of New Jersey, including the Business Corporation Law.

(ii)              The officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in this Loan Agreement either are or, at the time any such action was performed, were the duly appointed or elected officers of such Borrower empowered by applicable New Jersey law and, if applicable, authorized by resolution of the Borrower to perform such actions. To the extent any such action was performed by an officer who is no longer the duly acting officer of such Borrower, all such actions previously taken by such officer remain in full force and effect.

(iii)            The Borrower has full legal right and authority and all necessary licenses and permits required as of the date hereof to own, operate and maintain its Environmental Infrastructure System, to carry on its activities relating thereto, to execute, attest and deliver this Loan Agreement and the Borrower Bond, to authorize the authentication of the Borrower Bond, to sell the Borrower Bond to the State, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement.

(iv)             The proceedings of the Borrower’s board of directors approving this Loan Agreement and the Borrower Bond, authorizing the execution, attestation and delivery of this Loan Agreement and the Borrower Bond, authorizing the sale of the Borrower Bond to the State, authorizing the authentication of the Borrower Bond on behalf of the Borrower and authorizing the Borrower to undertake and complete the Project, including, without limitation, the Borrower Bond Resolution (collectively, the “Proceedings”), have been duly and lawfully adopted in accordance with the Business Corporation Law and other applicable New Jersey law at a meeting or meetings that were duly called and held in accordance with the Borrower By-Laws and at which quorums were present and acting throughout.

(v)        By official action of the Borrower taken prior to or concurrent with the execution and delivery hereof, including, without limitation, the Proceedings, the Borrower has duly authorized, approved and consented to all necessary action to be taken by the Borrower for: (A) the execution, attestation, delivery and performance of this Loan Agreement and the transactions contemplated hereby; (B) the issuance of the Borrower Bond and the sale thereof to the State upon the terms set forth herein; and (C)

the execution, delivery and due performance of any and all other certificates, agreements and instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement.

(vi)             This Loan Agreement and the Borrower Bond have each been duly authorized by the Borrower and duly executed, attested and delivered by Authorized Officers of the Borrower, and the Borrower Bond has been duly sold by the Borrower to the State, duly authenticated by the trustee or paying agent, if applicable, under the Borrower Bond Resolution and duly issued by the Borrower in accordance with the terms of the Borrower Bond Resolution; and assuming that the State has all the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, this Loan Agreement, and assuming further that this Loan Agreement is the legal, valid and binding obligation of the State, enforceable against the State in accordance with its terms, each of this Loan Agreement and the Borrower Bond constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors' rights; and the information contained under "Description of Loan" in Exhibit A-2 attached hereto and made a part hereof is true and accurate in all respects.

(b)        Full Disclosure. There is no fact that the Borrower has not disclosed to the State in writing on the Borrower’s application for the Loan or otherwise that materially adversely affects or (so far as the Borrower can now foresee) that will materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or the ability of the Borrower to make all Loan Repayments or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(c)        Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would materially adversely affect (i) the undertaking or completion of the Project, (ii) the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, (iii) the ability of the Borrower to make all Loan Repayments, (iv) the authorization, execution, attestation or delivery of this Loan Agreement or the Borrower Bond, (v) the issuance of the Borrower Bond and the sale thereof to the State, (vi) the adoption of the Borrower Bond Resolution, or (vii) the Borrower’s ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, which proceedings have not been previously disclosed in writing to the State either in the Borrower’s application for the Loan or otherwise.

(d)        Compliance with Existing Laws and Agreements. (i) The authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond by the Borrower, (ii) the authentication of the Borrower Bond by the trustee or paying agent under the Borrower Bond Resolution, as the case may be, and the sale of the Borrower Bond to the State,

(iii) the adoption of the Borrower Bond Resolution, (iv) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder and under the Borrower Bond, (v) the consummation of the transactions provided for in this Loan Agreement, the Borrower Bond Resolution and the Borrower Bond, and (vi) the undertaking and completion of the Project will not (A) other than the lien, charge or encumbrance created hereby, by the Borrower Bond, by the Borrower Bond Resolution and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower’s Environmental Infrastructure System, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

(e)        No Defaults. No event has occurred and no condition exists that, upon the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the State, the adoption of the Borrower Bond Resolution or the receipt of the amount of the Loan, would constitute an Event of Default hereunder. The Borrower is not in violation of, and has not received notice of any claimed violation of, any term of any agreement or other instrument to which it is a party or by which it, its Environmental Infrastructure System or its properties may be bound, which violation would materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System or the ability of the Borrower to make all Loan Repayments, to pay all other amounts due hereunder or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(f)         Governmental Consent. The Borrower has obtained all permits and approvals required to date by any governmental body or officer (i) for the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, (ii) for the issuance of the Borrower Bond and the sale thereof to the State, (iii) for the adoption of the Borrower Bond Resolution, (iv) for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, and (v) for the undertaking or completion of the Project and the financing or refinancing thereof, including, but not limited to, if required, the approval by the New Jersey Board of Public Utilities (the “BPU”) of the issuance by the Borrower of the Borrower Bond to the State and any other approvals required therefor by the BPU; and the Borrower has complied with all applicable provisions of law requiring any notification, declaration, filing or registration with any governmental body or officer in connection with the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond or with the undertaking or completion of the Project and the financing or refinancing thereof. No consent, approval or authorization of, or filing, registration or qualification with, any governmental body or officer that has not been obtained is required on the part of the Borrower as a condition to the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the State, the undertaking or completion of the Project or the consummation of any transaction herein contemplated.

(g)        Compliance with Law. The Borrower:

(i)          is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System; and

(ii)              has obtained all licenses, permits, franchises or other governmental authorizations presently necessary for the ownership of its properties or for the conduct of its activities that, if not obtained, would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System.

(h)        Use of Proceeds. The Borrower will apply the proceeds of the Loan from the State as described in Exhibit B attached hereto and made a part hereof (i) to finance or refinance a portion of the Costs of the Project; and (ii) where applicable, to reimburse the Borrower for a portion of the Costs of the Project, which portion was paid or incurred in anticipation of reimbursement by the State from proceeds of the Loan and is eligible for such reimbursement pursuant to the Regulations, the Code and any other applicable law. All of such costs constitute Costs for which the State is authorized to make Loans to the Borrower pursuant to the Regulations.

SECTION 2.02.        Particular Covenants of Borrower.

(a)        Promise to Pay. The Borrower unconditionally and irrevocably promises in accordance with the terms of and to the extent provided in the Borrower Bond Resolution, to make punctual payment of the principal of the Loan and the Borrower Bond, and all other amounts due under this Loan Agreement and the Borrower Bond according to their respective terms.

(b)        Performance Under Loan Agreement; Rates. The Borrower covenants and agrees (i) to comply with all applicable state and federal laws, rules and regulations in the performance of this Loan Agreement; (ii) to maintain its Environmental Infrastructure System in good repair and operating condition; (iii) to cooperate with the State in the observance and performance of the respective duties, covenants, obligations and agreements of the Borrower and the State under this Loan Agreement; and (iv) to establish, levy and collect rents, rates and other charges for the products and services provided by its Environmental Infrastructure System, which rents, rates and other charges, together with any other moneys available for that purpose, shall be at least sufficient (A) to meet the operation and maintenance expenses of its Environmental Infrastructure System, and (B) to comply with all covenants pertaining thereto contained in, and all other provisions of, any bond resolution, trust indenture or other security agreement, if any, relating to any bonds, notes or other evidences of indebtedness issued or to be issued by the Borrower, including without limitation rents, rates and other charges, together with other available moneys, sufficient to pay the principal of, and interest if any on, the Borrower Bond, plus all other amounts due hereunder.

(c)        Revenue Obligation; No Prior Pledges. The Borrower shall not be required to make payments under this Loan Agreement except from the revenues of its Environmental Infrastructure System and from such other funds of such Environmental Infrastructure System legally available therefor and from any other sources pledged to such payment pursuant to subsection (a) of this Section 2.02. In no event shall the Borrower be required to make payments under this Loan Agreement from any revenues or receipts not derived from its Environmental Infrastructure System or pledged pursuant to subsection (a) of this Section 2.02. Except for (i) loan repayments required with respect to the I-Bank Loan, (ii) the debt service on any future bonds or notes of the Borrower issued at parity with the Borrower Bond under the Borrower Bond Resolution, and (iii) the debt service on any bonds, notes or evidences of indebtedness of the Borrower at parity with the Borrower Bond under the Borrower Bond Resolution and currently outstanding or issued on the date hereof, the revenues derived by the Borrower from its Environmental Infrastructure System, after the payment of all costs of operating and maintaining the Environmental Infrastructure System, are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the obligation of the Borrower to make Loan Repayments under this Loan Agreement and the Borrower Bond, and all corporate or other action on the part of the Borrower to that end has been and will be duly and validly taken.

(d)        Completion of Project and Provision of Moneys Therefor. The Borrower covenants and agrees to exercise its best efforts in accordance with prudent environmental infrastructure utility practice to complete the Project and to accomplish such completion on or before the Project Completion Date. In undertaking and completing the Project, the Borrower covenants and agrees to comply with each of the terms and provisions contained herein, including, without limitation, Section 2.02(h)(ii) hereof and the Exhibits hereto (including, without limitation, Exhibit G hereto). In order to complete the Project in satisfaction of the terms and provisions hereof, including, without limitation, Section 2.02(h)(ii) hereof and the Exhibits hereto, the Borrower hereby covenants and agrees to provide from its own fiscal resources all moneys, in excess of the total amount of loan proceeds it receives pursuant to the Loan and the I-Bank Loan, as well as any outstanding Construction Financing Program Loan, that are required in order to complete the Project.

(e)        See Section 2.02(e) as set forth in Schedule A attached hereto, made a part hereof and incorporated in this Section 2.02(e) by reference as if set forth in full herein.

(f)         Reserved.

(g)        Operation and Maintenance of Environmental Infrastructure System. The Borrower covenants and agrees that it shall, in accordance with prudent environmental infrastructure utility practice, (i) at all times operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner, (ii) maintain its Environmental Infrastructure System in good repair, working order and operating condition, and (iii) from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements with respect to its Environmental Infrastructure System so that at all times the business carried on in connection therewith shall be properly and advantageously conducted.

(h)        Records and Accounts.

(i)          The Borrower shall keep accurate records and accounts for its Environmental Infrastructure System (the “System Records”) separate and distinct from its other records and accounts (the “General Records”). Such System Records shall be audited annually by an independent or certified public accountant, which may be part of the annual audit of the General Records of the Borrower. Such System Records and General Records shall be made available for inspection by the State at any reasonable time upon prior written notice, and a copy of such annual audit(s) therefor, including all written comments and recommendations of such accountant, shall be furnished to the State within 150 days of the close of the fiscal year being so audited, or such additional period of time as shall be consented to by the State, in the sole and absolute discretion of the State, subject to the application of applicable law relating to such additional period of time for the Borrower to complete its audit.

(ii)              Within thirty (30) days following receipt of any Loan proceeds, including without limitation the “Allowance for Administrative Costs” or the “Allowance for Planning and Design” set forth in Exhibit B hereto, the Borrower shall allocate such proceeds to expenditures in a manner that satisfies the requirements of Treasury Regulation §1.148-6(d) and transmit a copy of each such allocation to the State. No portion of the Allowance for Administrative Costs will be allocated to a cost other than a cost described in N.J.A.C. 7:22-5.11(a) 3, 4, 5 or 6 or on a date later than the 180th day after the Loan Closing. In addition, all costs described in N.J.A.C. 7:22-5.11(a) 3, 4, 5, and 6 and paid by the Borrower from a source other than the proceeds of the Loan shall be paid on a date not later than the 180th day after Loan Closing. No portion of the Allowance for Planning and Design will be allocated to a cost other than a cost described N.J.A.C. 7:22-5.12, or other costs of the Borrower’s Environmental Infrastructure System which are “capital expenditures,” within the meaning of Treasury Regulations §1.150-1. The Borrower shall retain records of such allocations for at least until the date that is three years after the scheduled maturity date of the Loan. The Borrower shall make such records available to the State within fifteen (15) days of any request by the State. Notwithstanding any other provision hereof to the contrary, the Borrower may only submit a requisition for Loan proceeds from the Allowance for Administrative Costs within ninety (90) days of the Loan Closing.

(i)          Inspections; Information. The Borrower shall permit the State (and any party designated by the State to act on its behalf or to assist it, including, without limitation, its professional advisors), at any and all reasonable times during construction of the Project and, thereafter, upon prior written notice, (i) to visit, inspect and examine the property constituting the Project and the site on which the Project is located, and (ii) to inspect (and make and retain copies of) any Borrower accounts, books, records, correspondence and files, including, without limitation, Borrower records regarding contracts, receipts, disbursements, investments and the overall financial standing of the Borrower, and any other matters related to the Borrower, the Project and the forgoing list of deliverables. In furtherance of the intent of this subsection, the Borrower shall promptly prepare and provide such written reports and informational summaries as the State may reasonably require.

(j)          Insurance. The Borrower shall maintain or cause to be maintained, in force, insurance policies with responsible insurers or self-insurance programs providing against risk of direct physical loss, damage or destruction of, or to, its Environmental Infrastructure System at least to the extent that similar insurance is typically carried, and considered commercially reasonable, by utilities constructing, operating and maintaining Environmental Infrastructure Facilities of the nature of the Borrower’s Environmental Infrastructure System, including liability coverage, all to the extent available at reasonable cost but in no case less than will satisfy all regulatory requirements applicable to the Borrower and its Environmental Infrastructure System.

(k)        Costs of Project. The Borrower certifies that the building cost of the Project, as listed in Exhibit B hereto and made a part hereof, is a reasonable and accurate estimation thereof, and that it will supply to the State a certificate from a licensed professional engineer authorized to practice in the State stating that such building cost is a reasonable and accurate estimation and that the useful life of the Project exceeds the maturity date of the Borrower Bond.

(l)          Delivery of Documents. Concurrently with the delivery of this Loan Agreement (as previously authorized, executed and attested) at the Loan Closing, the Borrower will cause to be delivered to the State each of the following items:

(i)          an opinion of the Borrower’s bond counsel substantially in the form of Exhibit E hereto; provided, however, that the State may permit portions of such opinion to be rendered by general counsel to the Borrower and may permit variances in such opinion from the form set forth in Exhibit E if, in the sole discretion of the State, such variances are acceptable to the State;

(ii)              counterparts of this Loan Agreement as previously executed and attested by the parties hereto;

(iii)            copies of those resolutions finally adopted by the board of directors of the Borrower and requested by the State, including, without limitation, (A) the resolution of the Borrower authorizing the execution, attestation and delivery of this Loan Agreement, (B) the Borrower Bond Resolution, as amended and supplemented as of the date of the Loan Closing, authorizing the execution, attestation, authentication, sale and delivery of the Borrower Bond to the State, (C) the resolution of the Borrower confirming the details of the sale of the Borrower Bond to the State, each of said resolutions of the Borrower being certified by an Authorized Officer of the Borrower as of the date of the Loan

Closing, (D) the resolution of the BPU approving the issuance by the Borrower of the Borrower Bond to the State and setting forth any other approvals required therefor by the BPU, if applicable, and (E) any other Proceedings; and

(iv)             the certificates of insurance coverage as required pursuant to the terms of Section 3.06(c) hereof and such other certificates, documents, opinions and information as the State may require in Exhibit F hereto, if any.

(m)             Execution and Delivery of Borrower Bond. Concurrently with the delivery of this Loan Agreement at the Loan Closing, the Borrower shall also deliver to the State the Borrower Bond, as previously executed, attested and, if applicable, authenticated.

(n)        Notice of Material Adverse Change. The Borrower shall promptly notify the State of any material adverse change in the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or in the ability of the Borrower to make all Loan Repayments and otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(o)        Continuing Representations. The representations of the Borrower contained herein shall be true at the time of the execution of this Loan Agreement and at all times during the term of this Loan Agreement.

(p)        Additional Covenants and Requirements. (i) No later than the Loan Closing and, if necessary, in connection with the making of the Loan, additional covenants and requirements have been included in Exhibit F hereto and made a part hereof. Such covenants and requirements may include, but need not be limited to, the maintenance of specified levels of Environmental Infrastructure System rates, the issuance of additional debt of the Borrower, and the transfer of revenues and receipts from the Borrower’s Environmental Infrastructure System. The Borrower agrees to observe and comply with each such additional covenant and requirement, if any, included in Exhibit F hereto. (ii) Additional defined terms, covenants, representations and requirements have been included in Schedule A attached hereto and made a part hereof. Such additional defined terms, covenants, representations and requirements are incorporated in this Loan Agreement by reference thereto as if set forth in full herein and the Borrower hereby agrees to observe and comply with each such additional term, covenant, representation and requirement included in Schedule A as if the same were set forth in its entirety where reference thereto is made in this Loan Agreement.

ARTICLE III

LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

SECTION 3.01.        Loan; Loan Term.

(a)        The State hereby agrees (i) to make the Loan as described in Exhibit A-2 attached hereto and made a part hereof, to the Borrower, and (ii) to disburse the proceeds of the Loan to the Borrower in accordance with Section 3.02 hereof. The Borrower hereby agrees to borrow and accept the Loan from the State upon the terms set forth in Exhibit A-2 attached hereto and made a part hereof. The Borrower agrees that the aggregate principal amount set forth in Exhibit A-2 hereto shall constitute the initial principal amount of the Loan (as the same may be adjusted downward in accordance with the definition thereof), and the State shall have no obligation thereafter to loan any additional amounts to the Borrower.

(b)        Notwithstanding the provisions of subsection (a) of this Section 3.01 to the contrary, the State shall be under no obligation (i) to make the Loan to the Borrower if (1) at the Loan Closing, the Borrower does not deliver to the State the Borrower Bond and such other documents as are required pursuant to Section 2.02(l) hereof, or (2) an Event of Default has occurred and is continuing pursuant to this Loan Agreement, or (ii) to disburse the proceeds of the Loan to the Borrower in accordance with Section 3.02 hereof, unless each of the conditions precedent to such disbursement, as set forth in Section 3.02 hereof, have been satisfied in full.

(c)        The Borrower shall have no legal or equitable interest in the Federal Funds received by and available to the State or in moneys from repayments of loans previously made from Federal Fund by the State.

(d)        The Borrower shall use the proceeds of the Loan strictly in compliance with the provisions of Section 2.01(h) hereof.

(e)        The payment obligations of the Borrower created pursuant to the terms of this Loan Agreement are secured by the Borrower Bond. The obligations of the Borrower to pay the principal of and other amounts due under the Borrower Bond are each direct, general, irrevocable and unconditional obligations of the Borrower payable from any source legally available to the Borrower in accordance with the terms of and to the extent provided in the Borrower Bond Resolution.

SECTION 3.02.        Disbursement of Loan Proceeds.

(a)        The State shall disburse Federal Funds to the Borrower (i) upon receipt of a requisition executed by an Authorized Officer of the Borrower in a form satisfying the requirements of the Regulations, and (ii) subject to the schedule limitations set forth in subsection (c) of this Section 3.02.

(b)        The State shall not be under any obligation to disburse any Loan proceeds to the Borrower pursuant to this Loan Agreement, unless:

(i)          the Loan Closing shall have occurred on the date established therefor by the State;

(ii)        there shall be Federal Funds for disbursement, as determined by the State in its sole and absolute discretion;

(iii)       in accordance with the “New Jersey Infrastructure Trust Act”, P.L. 1985, c. 334, as amended (N.J.S.A. 58:11B-1 et seq.), and the Regulations, the Borrower shall have timely applied for, shall have been awarded and, prior to or simultaneously with the Loan Closing, shall have closed an I-Bank Loan for a portion of the Allowable Costs (as defined in such Regulations) of the Project, plus the amount of: (A) capitalized interest during the Project construction period, if any, (B) certain issuance expenses related thereto, and (C) if applicable, an amount sufficient to pay the interest that accrued on any short-term loan by the I-Bank to the Borrower;

(iv)       the Borrower shall have on hand moneys to pay for (A) that portion of the total Costs of the Project that is not eligible to be funded from the Loan or the I-Bank Loan or any outstanding Construction Financing Program Loan, and/or (B) that portion of the total Costs of the Project that exceeds the actual amounts of the loan commitments made by the State and the I-Bank, respectively, for the Loan and the I-Bank Loan and any outstanding Construction Financing Program Loan; and

(v)        no Event of Default nor any event that, with the passage of time or service of notice or both, would constitute an Event of Default shall have occurred and be continuing hereunder.

(c)        Notwithstanding any provision of this Loan Agreement to the contrary, the State shall not disburse Loan proceeds to the Borrower from the State Fund pursuant to the provisions of this Section 3.02 at any time on or after the State Fund Disbursement Deadline, and, as of such date, any Loan proceeds that remain on deposit in the State Fund shall no longer be available to the Borrower via the disbursement procedures of this Section 3.02, but shall be allocated only as provided in Section 3.03A hereof.

(d)        In connection with the disbursement of Loan proceeds to the Borrower from the State Fund pursuant to the provisions of this Section 3.02, the Borrower shall comply with each of its covenant obligations pursuant to this Loan Agreement relating to such disbursement of Loan proceeds to the Borrower, as well as the use of such Loan proceeds by the Borrower, including without limitation, the provisions of Section 2.02(h)(ii) hereof.

SECTION 3.03.        Amounts Payable.

(a)        The Borrower shall repay the Loan at zero-interest in principal installments payable to the Trustee semiannually on the Principal Payment Dates, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by the State, in particular, without limitation, to make any adjustments to the amount of the Loan in accordance with the definition thereof; provided, however, that the amount of any reduction in the principal amount of the Loan pursuant to N.J.A.C. 7:22-3.26 shall be credited to the principal payments set forth in Exhibit A-2 in inverse order of their maturity.

The obligations of the Borrower under the Borrower Bond shall be deemed to be amounts payable under this Section 3.03. Each payment made to the Trustee pursuant to the Borrower Bond shall be deemed to be a credit against the corresponding obligation of the Borrower under this Section 3.03, and any such payment made to the Trustee shall fulfill the Borrower’s obligation to pay such amount hereunder and under the Borrower Bond. Each payment made to the Trustee pursuant to this Section 3.03 shall be applied to the principal of the Loan.

(b)        In addition to the principal payments on the Loan required by subsection (a) of this Section 3.03, the Borrower shall pay a late charge that is applicable to any such payment that is received by the Trustee on any date subsequent to its due date, which late charge shall be payable concurrently with the payment of such Loan principal payment in an amount calculated as follows: Such late charge shall equal the greater of twelve percent (12%) per annum or the Prime Rate plus one-half of one percent (0.50%) per annum with respect to the remaining outstanding principal amount of the Loan from the applicable due date with respect to such Loan repayment to the date it is actually paid; provided, however, that such late charge payable on the Loan, as calculated pursuant to the terms hereof, shall not be in excess of the maximum interest rate permitted by law.

(c)        In addition to the Loan Repayments payable under subsections (a) and (b) of this Section 3.03, the Borrower shall pay one-half of the Administrative Fee, if any, to the Trustee semiannually on each February 1 and August 1, commencing August 1, 2022.

(d)        Each payment made by the Borrower pursuant to, and in satisfaction of, the requirements of this Section 3.03 shall be made by the Borrower to the Trustee via an electronic transfer of immediately available funds; provided, however, that upon thirty (30) days prior written notice to the Borrower, the State may, in its sole discretion, prescribe an alternative method by which payments pursuant to, and in satisfaction of, this Section 3.03 shall be made by the Borrower to the Trustee. Such method as prescribed by the State may include, without limitation, the automatic debit by the State or the Trustee of the respective amounts of such payments, as required by this Section 3.03, from an account that shall be identified by the Borrower in writing and recorded on file with the State.

SECTION 3.03A.         Unexpended Project Funds. If, on the State Fund Disbursement Deadline, any amounts remain on deposit in the State Fund that are allocable to the Borrower for its Project (“Unexpended Project Funds”), such Unexpended Project Funds on deposit in the State Fund shall thereafter be applied, as follows: the Unexpended Project Funds shall be applied by the State as a prepayment of the Borrower’s Loan Repayments, and shall be applied to the principal payments on the Loan in inverse order of their maturity.

SECTION 3.04.        Unconditional Obligations. The obligation of the Borrower to make the Loan Repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever while any Loan Repayments remain unpaid, for any reason, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the State to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Project or this Loan Agreement, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the State, the Trustee or any other party or parties; provided, however, that payments hereunder shall not constitute a waiver of any such rights. The Borrower shall not be obligated to make any payments required to be made by any other Borrowers under separate Loan Agreements.

SECTION 3.05.        Loan Agreement to Survive Loan. The Borrower acknowledges that its duties, covenants, obligations and agreements set forth in Sections 3.06(a) and (b) hereof shall survive the payment in full of the Loan.

SECTION 3.06.        Disclaimer of Warranties and Indemnification.

(a)        The Borrower acknowledges and agrees that: (i) the State does not make any warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for particular purpose or fitness for any use of the Environmental Infrastructure System or the Project or any portions thereof or any other warranty or representation with respect thereto; (ii) in no event shall the State or its agents be liable or responsible for any incidental, indirect, special or consequential damages in connection with or arising out of this Loan Agreement or the Project or the existence, furnishing, functioning or use of the Environmental Infrastructure System or the Project or any item or products or services provided for in this Loan Agreement; and (iii) to the fullest extent permitted by law, the Borrower shall indemnify and hold the State harmless against, and the Borrower shall pay any and all, liability, loss, cost, damage, claim, judgment or expense of any and all kinds or nature and however arising and imposed by law, which the State may sustain, be subject to or be caused to incur by reason of any claim, suit or action based upon personal injury, death or damage to property, whether real, personal or mixed, or upon or arising out of contracts entered into by the Borrower, the Borrower’s ownership of the Environmental Infrastructure System or the Project, or the acquisition, construction or installation of the Project.

(b)        It is mutually agreed by the Borrower and the State that the State and its commissioners, officers, agents, servants and employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed under this Loan Agreement and any claim or suit of whatsoever nature, except in the event of loss or damage resulting from their own negligence or willful misconduct.

(c)        In connection with its obligation to provide the insurance required under Section 2.02(j) hereof: (i) the Borrower shall include, or cause to be included, the State and its employees and officers as additional “named insureds” on (A) any certificate of liability insurance procured by the Borrower (or other similar document evidencing the liability insurance coverage procured by the Borrower) and (B) any certificate of liability insurance procured by any contractor or subcontractor for the Project, and from the later of the date of the Loan Closing or the date of the initiation of construction of the Project until the date the Borrower receives the written certificate of Project completion from the State, the Borrower shall maintain said liability insurance covering the State and said employees and officers in good standing; and (ii) the Borrower shall include the State as an additional “named insured” on any certificate of insurance providing against risk of direct physical loss, damage or destruction of the Environmental Infrastructure System, and during the Loan Term the Borrower shall maintain said insurance covering the State in good standing.

The Borrower shall provide the State with a copy of each of any such original, supplemental, amendatory or reissued certificates of insurance (or other similar documents evidencing the insurance coverage) required pursuant to this Section 3.06(c).

SECTION 3.07.        Option to Prepay Loan Repayments. The Borrower may prepay the Loan Repayments, in whole or in part, upon not less than ninety (90) days’ prior written notice to the State; provided, however, that, with respect to any prepayment other than those required by Section 3.03A hereof, any such full or partial prepayment may only be made (i) if the Borrower is not then in arrears on its I-Bank Loan, (ii) if the Borrower is contemporaneously making a full or partial prepayment of the I-Bank Loan such that, after the prepayment of the Loan and the I-Bank Loan, the I-Bank gives its consent required under Section 3.07(iii) of the I-Bank Loan Agreement, (iii) upon the prior written approval of the State; and (iv) provided that the Borrower shall agree to pay all costs and expenses of the State in connection with such prepayment. Prepayments shall be applied to the principal payments on the portion of the Loan to be prepaid in inverse order of their maturity.

SECTION 3.08.        Priority of Loan and I-Bank Loan.

(a)        The Borrower hereby acknowledges and agrees that, to the extent permitted by law, any repayments then due and payable on the I-Bank Loan pursuant to the I-Bank Loan Agreement and paid by the Borrower and any repayments then due and payable on this Loan pursuant to this Loan Agreement and paid by the Borrower shall be applied by the Trustee, first, to the payment obligations of the Borrower with respect to the I-Bank Loan and, second, to the payment obligations of the Borrower with respect to this Loan, all in a manner more specifically identified in subjection (b) hereof. The Borrower agrees not to interfere with any such action by the Trustee with respect to the application of repayments as set forth herein.

(b)        The Borrower hereby further acknowledges and agrees that, in the event the Borrower fails or is unable to pay promptly to the Trustee in full any loan repayments on the I-Bank Loan pursuant to the I-Bank Loan Agreement, then any Loan Repayments paid by the Borrower on the Loan pursuant to this Loan Agreement and received by the Trustee during the time of any such loan repayment deficiency pursuant to the I-Bank Loan Agreement shall be applied by the Trustee, first, to satisfy such I-Bank Loan Agreement loan repayment deficiency as a credit against the obligations of the Borrower to make loan repayments of that portion of interest pursuant to the I-Bank Loan Agreement that is allocable to the interest payable on the I-Bank Bonds (as defined in the I-Bank Loan Agreement) and to make payments of that portion of interest pursuant to the bond or note issued by the Borrower to the I-Bank that is allocable to the interest payable on the I-Bank Bonds, second, to the extent available, to make loan repayments of principal pursuant to the I-Bank Loan Agreement and payments of principal on the bond or note issued by the Borrower to the I-Bank pursuant to the I-Bank Loan Agreement, third, to the extent available, to the payment of the administrative fee payable pursuant to the I-Bank Loan Agreement and to make payments of that portion of interest pursuant to the bond or note issued by the Borrower to the I-Bank that is allocable to the administrative fee payable pursuant to the I-Bank Loan Agreement, fourth, to the extent available, to the payment of late charges payable pursuant to the I-Bank Loan Agreement and to make payments of that portion of interest pursuant to the bond issued by the Borrower to the I-Bank that is allocable to the late charges payable pursuant to the I-Bank Loan Agreement, and finally, to the extent available, to make Loan Repayments on the Loan.

(c)        The Borrower hereby further acknowledges and agrees that any Loan Repayments paid by the Borrower on the Loan pursuant to this Loan Agreement shall be applied according to the provisions of the Master Program Trust Agreement.

SECTION 3.09.        Approval of the New Jersey State Treasurer. The Borrower and the State hereby acknowledge that prior to or simultaneously with the Loan Closing the New Jersey State Treasurer, in satisfaction of the requirements of Section 9a of the Act, issued the “Certificate of the New Jersey State Treasurer Regarding the Approval of the I-Bank Loan and the Fund Loan” (the “Treasurer’s Certificate”). Pursuant to the terms of the Treasurer’s Certificate, the New Jersey State Treasurer approved the Loan and the terms and conditions thereof as established by the provisions of this Loan Agreement.

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

SECTION 4.01.        Assignment and Transfer by State. The Borrower hereby approves and consents to any assignment or transfer of this Loan Agreement and the Borrower Bond that the State deems to be necessary in connection with the environmental infrastructure loan program of the State pursuant to the Regulations.

SECTION 4.02.        Assignment by Borrower. Neither this Loan Agreement nor the Borrower Bond may be assigned by the Borrower for any reason, unless the following conditions shall be satisfied: (i) the State shall have approved said assignment in writing; (ii) the assignee shall have expressly assumed in writing the full and faithful observance and performance of the Borrower’s duties, covenants, obligations and agreements under this Loan Agreement and, to the extent permitted under applicable law, the Borrower Bond; and (iii) immediately after such assignment, the assignee shall not be in default in the observance or performance of any duties, covenants, obligations or agreements of the Borrower under this Loan Agreement or the Borrower Bond.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01.        Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an “Event of Default”:

(a)        failure by the Borrower to pay, or cause to be paid, any Loan Repayment required to be paid hereunder when due;

(b)        failure by the Borrower to make, or cause to be made, any required payments of principal, redemption premium, if any, and interest on any bonds, notes or other obligations of the Borrower issued under the Borrower Bond Resolution (other than the Loan and the Borrower Bond) or otherwise secured by all or a portion of the property pledged under the Borrower Bond Resolution, after giving effect to the applicable grace period;

(c)        failure by the Borrower to pay, or cause to be paid, any late charges incurred hereunder or any portion thereof when due or to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed under this Loan Agreement, other than as referred to in subsections (a) and (g) of this Section 5.01, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the State, unless the State shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in such notice is correctable but cannot be corrected within the applicable period, the State may not unreasonably withhold its consent to an extension of such time up to 120 days from the delivery of the written notice referred to above if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the failure is corrected;

(d)        any representation made by or on behalf of the Borrower contained in this Loan Agreement, or in any instrument furnished in compliance with or with reference to this Loan Agreement or the Loan, is false or misleading in any material respect;

(e)        a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Loan Agreement or thereafter enacted, and/or any proceeding with respect to such petition and/or pursuant to any such law shall occur or be pending (including, without limitation, the operation and administration of the Borrower pursuant to any plan of reorganization approved and implemented under any such law), unless in the case of any such petition filed against the Borrower or any such proceeding, such petition and such proceeding shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal or the further jurisdiction of any court; or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors; or a custodian (including, without limitation, a receiver, liquidator or trustee of the Borrower or any of its property) shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days;

(f)         the Borrower shall generally fail to pay its debts as such debts become due;

(g)        failure of the Borrower to observe or perform such additional duties, covenants, obligations, agreements or conditions as are required by the State and specified in each of Exhibit F and Exhibit G attached hereto and made a part hereof; and

(h)        the occurrence of an “Event of Default” pursuant to, and as defined in, (i) the I-Bank Loan Agreement or (ii) any Construction Financing Program Loan that may be outstanding.

SECTION 5.02.        Notice of Default. The Borrower shall give the State prompt telephonic notice, confirmed immediately thereafter with a written notice, of the occurrence of any Event of Default referred to in Section 5.01(e) or (f) hereof and of the occurrence of any other event or condition that constitutes an Event of Default at such time as any senior administrative or financial officer of the Borrower becomes aware of the existence thereof.

SECTION 5.03.        Remedies on Default. Whenever an Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing, the State shall have the right to take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder.

In addition, if an Event of Default referred to in Section 5.01(a) hereof shall have occurred and be continuing, the State shall, to the extent allowed by applicable law, have the right to declare all Loan Repayments and all other amounts due hereunder (including, without limitation, payments under the Borrower Bond) to be immediately due and payable, and upon notice to the Borrower the same shall become due and payable without further notice or demand.

SECTION 5.04.        Attorneys’ Fees and Other Expenses. The Borrower shall on demand pay to the State the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred by the State in the collection of Loan Repayments or any other sum due hereunder or in the enforcement of the observation or performance of any other duties, covenants, obligations or agreements of the Borrower upon an Event of Default.

SECTION 5.05.        Application of Moneys. Any moneys collected by the State pursuant to Section 5.03 hereof shall be applied (a) first to pay any attorneys’ fees or other fees and expenses owed by the Borrower pursuant to Section 5.04 hereof, (b) second, to the extent available, to pay principal due and payable on the Loan (to the extent permitted by Section 3.08(b) hereof), (c) third, to the extent available, to pay any other amounts due and payable hereunder, and (d) fourth, to the extent available, to pay principal on the Loan and other amounts payable hereunder as such amounts become due and payable.

SECTION 5.06.        No Remedy Exclusive; Waiver; Notice. No remedy herein conferred upon or reserved to the State is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the State to exercise any remedy reserved to it in this Article V, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

SECTION 5.07.        Retention of State’s Rights. Notwithstanding any assignment or transfer of this Loan Agreement pursuant to the provisions hereof, or anything else to the contrary contained herein, the State shall have the right upon the occurrence of an Event of Default to take any action, including (without limitation) bringing an action against the Borrower at law or in equity, as the State may, in its discretion, deem necessary to enforce the obligations of the Borrower to the State pursuant to Section 5.03 hereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.        Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, (i) to the Borrower at the address specified in Exhibit A-1 attached hereto and made a part hereof and (ii) to the State and the Trustee at the following respective addresses:

(a)        State:

New Jersey Department of Environmental Protection

Municipal Finance and Construction Element

401 East State Street – 3rd Floor

Trenton, New Jersey 08625-0425

Attention: Assistant Director

New Jersey Department of the Treasury

Office of Public Finance

State Street Square – 5th Floor

Trenton, New Jersey 08625-0002

Attention: Director

(b)        Trustee:

Zions Bancorporation, National Association d/b/a Zions Bank

401 Liberty Avenue, Suite 1729

Pittsburgh, Pennsylvania 15222

Attention: Corporate Trust Department

Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent by notice in writing given to the others.

SECTION 6.02.        Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the State and the Borrower and their respective successors and assigns.

SECTION 6.03.        Severability. In the event any provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

SECTION 6.04.        Amendments, Supplements and Modifications. This Loan Agreement may not be amended, supplemented or modified without the prior written consent of the State and the Borrower.

SECTION 6.05.        Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6.06.        Applicable Law and Regulations. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, including the Regulations, which Regulations are, by this reference thereto, incorporated herein as part of this Loan Agreement.

SECTION 6.07.        Consents and Approvals. Whenever the written consent or approval of the State shall be required under the provisions of this Loan Agreement, such consent or approval may only be given by the State. Further, whenever the written consent or approval of the State shall be required pursuant to the provisions of this Loan Agreement, such approval or consent of the State pursuant to the provisions hereof may be either granted or withheld by the State in its sole and absolute discretion.

SECTION 6.08.        Captions. The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

SECTION 6.09.        Further Assurances. The Borrower shall, at the request of the State, authorize, execute, attest, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Borrower Bond.

IN WITNESS WHEREOF, the State and the Borrower have caused this Loan Agreement to be executed, sealed and delivered as of the date first above written.

THE STATE OF NEW JERSEY ACTING BY AND THROUGH THE NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION
[SEAL]	By:	/s/ Patricia Gardner
Patricia Gardner Assistant Commissioner Water Resource Management Department of Environmental Protection
ATTEST:

/s/ Paul T. Hauch, P.E.
Paul T. Hauch, P.E. Bureau Chief Bureau of Construction, Payments and Administration Municipal Finance and Construction Element Department of Environmental Protection
MIDDLESEX WATER COMPANY
[SEAL]

	By:	/s/ A. Bruce O’Conner
ATTEST:		Senior Vice President, Treasurer
and Chief Financial Officer
/s/ Jay L. Kooper
Vice President, General Counsel and Secretary

[signature page]